UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 5, 2008

Velcera, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Township Line Road, Suite 170
Yardley, Pennsylvania 19067
(Address of Principal Executive Offices) (Zip Code)

(267) 757-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Officer Compensation

On February 5, 2008, the Compensation Committee of the Board of Directors of Velcera, Inc. (the “Company”) approved the following changes in compensation for those named executive officers of the Company set forth below:

•	Dennis Steadman, President and Chief Executive Officer:

o
Cash bonus for the period from May 1, 2007 to December 31, 2007 of $148,875, of which $39,550 will be paid in 19,775 shares of Velcera common stock. The bonus was determined based on individual and corporate performance in accordance with his employment agreement.

•	Matthew C. Hill, Chief Financial Officer:

o	Cash bonus for the year ended December 31, 2007 of $30,770 based on individual and corporate performance in accordance with his employment letter agreement; and
o	Increase in annual base compensation from $186,000 to $205,000 effective January 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELCERA, INC.

Date: February 7, 2008	By:	/s/ Matthew C. Hill
Matthew C. Hill Chief Financial Officer